UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2013

Location Based Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 7, 2013, the Board of Directors of Location Based Technologies, Inc. appointed Mr. Jeffrey Devlin as a director. For his service, Mr. Devlin shall receive 50,000 shares of restricted common stock on March 1, 2013. Mr. Devlin will be assigned to committees at the Board’s next scheduled meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: February 11, 2013	By:	/s/ David Morse
David Morse
Chief Executive Officer